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                                                                    EXHIBIT 10.9

                  AMENDMENT NUMBER ONE TO EMPLOYMENT AGREEMENT
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     This Amendment Number One to Employment Agreement (the "Amendment"),
effective as of January 1, 1997, is made and entered into by and between HAM Marine, Inc., a Mississippi corporation (the "Company"), and James A. Lowe, III ("Employee").

     WHEREAS, the Company and Employee executed an Employment Agreement on December 14, 1996, to be effective as of January 1, 1997 (the "Agreement"); and

     WHEREAS, the Company and Employee desire to amend certain provisions of the Agreement.

     NOW, THEREFORE, in consideration of the mutual promises, terms, covenants and conditions set forth herein and in the Agreement, it is hereby agreed as follows:

     1. Section 1.4 Compensation - Stock of the Agreement, is hereby amended and restated to read, in its entirety, as follows:

               1.4 Compensation - Stock. On the Effective Date, and as additional compensation, the Company shall transfer to Employee, free and clear of liens and encumbrances, 10,000 shares of the Company's anticipated 1,197,604.80 shares of outstanding common capital stock (0.835
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          percent). The shares of the Company's common capital stock transferred to Employee (the "Common Stock") shall be fully vested in Employee subject only to the provisions of a stock redemption agreement to be executed by the Company, J. L. Holloway (the "Majority Shareholder") and Employee on the Effective Date providing for a thirty (30) day right of first refusal in the Company, and then in the Majority Shareholder, to purchase Employee's Common Stock for fair market value, to be paid in full at closing, in the event of Employee's (i) desire to sell or hypothecate the Common Stock during his lifetime,
          (ii) death, (iii) total disability (as defined in the disability income insurance policies maintained by Employee pursuant to Section
          1.8 of this Agreement), (iv) retirement, or (v) voluntary or involuntary termination of employment with Company. At all times following the receipt of the Common Stock


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          Employee shall enjoy all rights associated with the ownership of the
          Common Stock including, but not limited to, the right to vote and receive dividends thereon.

     2. Defined terms used but not otherwise defined herein shall have the meaning set forth in the Agreement.

     3. All other terms and provisions of the Agreement shall continue in full force and effect as set forth therein.

     IN WITNESS WHEREOF, the parties to this Amendment have caused this Amendment to be executed as of the day and year first written above.


                                     HAM MARINE, INC.


                                     By:___________________________________
                                          Ronald W. Schnoor, President

                                     EMPLOYEE:


                                     ______________________________________
                                     James A. Lowe, III

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